UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2022

CORE SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Barton Springs Road Austin, Texas	78704
(Address of principal executive offices)	(Zip Code)

(425) 998-5300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CORZ	The Nasdaq Global Select Market
Warrants, exercisable for shares of common stock	CORZW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Michael Truzpek as Executive Vice President, Chief Financial Officer and Principal Financial Officer

On April 5, 2022, Core Scientific, Inc. (the “Company”) issued a press release announcing that Michael Trzupek, Executive Vice President and Chief Financial Officer of the Company, notified the Board of Directors of the Company of his decision to resign from his position on April 4, 2022, effective immediately. Mr. Trzupek will remain employed by the Company for a transition period. Mr. Truzpek will be eligible for separation benefits based on his termination without cause as described in the Letter Agreement by and between Michael Trzupek and Core Scientific, Inc., dated September 14, 2020, previously filed with the Securities and Exchange Commission. Mr. Trzupek’s resignation was a personal decision to pursue other business opportunities in the Pacific Northwest and not due to any disagreement with the Company’s management team, operations, financials, policies or procedures.

(c) Appointment of Denise Sterling as Chief Financial Officer and Principal Financial Officer

In connection with Mr. Truzpek’s departure, on April 4, 2022, the Board of Directors (the “Board”) of the Company approved the appointment of Denise Sterling, age 57, as the Company’s Chief Financial Officer, effective April 4, 2022. Ms. Sterling currently serves as the Company’s Senior Vice President of Finance, a role she has held since May 2021. Before joining the Company, Ms. Sterling worked for Oportun, a Nasdaq-listed financial services company that leverages its digital platform to provide responsible consumer credit to hardworking people, as Senior Vice President of FP&A and Finance from June 2018 to May 2021. Ms. Sterling served in various tax and finance roles for Visa from 1995 to 2018, including as Senior Vice President of the Global Risk Management team from November 2016 to June 2018.

The Company entered into an at-will employment offer letter with Ms. Sterling in 2021 (the “Offer Letter”) that provides for base compensation of $300,000 annually. Ms. Sterling’s base compensation will remain unchanged following her appointment as Chief Financial Officer.

The foregoing description of the Offer Letter contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the first quarter of 2022.

The selection of Ms. Sterling to serve as Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Ms. Sterling and any director or executive officer of the Company, and Ms. Sterling has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release announcing the departure of Mr. Truzpek and the appointment of Ms. Sterling as Chief Financial Officer, along with certain information regarding monthly results of operations, is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 5, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Scientific, Inc.

Dated: April 5, 2022

	By:	/s/ Todd M. DuChene
	Name:	Todd M. DuChene
	Title:	Executive Vice President, General Counsel, Chief Compliance Officer and Secretary